SUB-ADVISORY AGREEMENT
AMONG
RAMIUS TRADING STRATEGIES LLC,
SSGA FUNDS MANAGEMENT INC., AND
INVESTMENT MANAGERS SERIES TRUST

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), dated as of _______________, 2014, is entered into by and among RAMIUS TRADING STRATEGIES LLC, a Delaware limited liability company with its principal office and place of business at 599 Lexington Avenue, New York, NY 10022  (the “Advisor”), SSGA FUNDS MANAGEMENT INC., a Delaware corporation with its principal U.S. office and place of business at One Lincoln Street State Street Financial Center Boston, MA 02111-2900 (the “Sub-advisor”), and INVESTMENT MANAGERS SERIES TRUST, a Delaware statutory trust, with its principal office and place of business at 803 W. Michigan Street, Milwaukee, WI 53233 (the “Trust”), on behalf of the Ramius Trading Strategies Managed Futures Fund (the “Fund”).

WHEREAS, the Advisor and the Trust have entered into an Investment Advisory Agreement dated September 13, 2011 (the “Advisory Agreement”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the “Board”), the Advisor acts as investment advisor for the Fund;

WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision of the Board, to delegate certain of its duties under the Advisory Agreement to other registered investment advisors subject to the requirements of the 1940 Act;

WHEREAS, in furtherance of its investment strategy, the Fund formed Ramius Trading Strategies MF Ltd (the “Subsidiary”) as a wholly-owned subsidiary of the Fund, and pursuant to an Investment Advisory Agreement between the Subsidiary and the Advisor, the Subsidiary has appointed the Advisor as investment advisor for the Subsidiary; and

WHEREAS, the Advisor, in its capacity as investment advisor to the Fund, desires to retain the Sub-advisor to manage all investments held directly by the Fund other than the stock of the Subsidiary (such investments, the “Portfolio”), and the Sub-advisor is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a)           The Advisor hereby appoints and employs the Sub-advisor, subject to the direction and control of the Advisor, as of the effective date specified in this Agreement, to manage the Portfolio and, without limiting the generality of the foregoing, to provide other services as specified herein.  The Sub-advisor accepts such appointment and agrees to render the services described herein for the compensation set forth herein.

(b)           In connection with the foregoing appointment, the Advisor has delivered to the Sub-advisor copies of (i) the Trust’s Declaration of Trust and Bylaws (collectively, as amended from time to time, the “Charter Documents”), (ii) the Trust’s current Prospectus and Statement of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”),  and the 1940 Act, (iii) each plan of distribution or similar document adopted by the Trust with respect to the Fund under Rule 12b-1 under the 1940 Act (each a “Plan”) and each current shareholder service plan or similar document adopted by the Trust with respect to the Fund (each a “Service Plan”), and (iv) all procedures adopted by the Trust with respect to the Fund, and shall promptly furnish the Sub-advisor with all amendments of or supplements to the foregoing.  The Advisor shall deliver to the Sub-advisor: (x) a copy of the resolutions of the Board appointing the Sub-advisor as a sub-advisor to the Fund and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-advisor shall reasonably request to enable it to perform its duties pursuant to this Agreement.

(c)           The Sub-advisor has delivered to the Advisor and the Trust (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code”); and (iii) a copy of its compliance manual, including its proxy voting policies and procedures, which proxy voting policy and procedures will be included in the Trust’s registration statement.  The Sub-advisor shall promptly furnish the Advisor and Trust with all amendments of and supplements to the foregoing within five business days of any such amendment or supplement.

SECTION 2.  DUTIES OF THE ADVISOR

In order for the Sub-advisor to perform the services required by this Agreement, the Advisor (i) shall cause all service providers to the Trust to furnish information to the Sub-advisor and assist the Sub-advisor as may be required, (ii) shall ensure that the Sub-advisor has reasonable access to all records and documents relevant to the Portfolio maintained by the Trust, the Advisor or any service provider to the Trust, and (iii) shall deliver to the Sub-advisor copies of all material relevant to the Sub-advisor or the Portfolio that the Advisor provides to the Board in accordance with the Advisory Agreement.

SECTION 3.  DUTIES OF THE SUB-ADVISOR

(a)          Subject to supervision by the Advisor and the Board, the Sub-advisor shall manage the Portfolio in accordance with the Fund’s investment guidelines and restrictions set forth in the Fund’s prospectus and SAI or otherwise provided to the Sub-advisor and the other provisions of this Agreement.  Without limiting the foregoing, the Sub-advisor will be responsible for placing purchase and sale orders for investments and other related transactions with respect to the assets of the Portfolio.  The Sub-advisor is hereby authorized, as agent and attorney-in-fact for the Trust on behalf of the Fund, for the account of, at the risk of and in the name of the Trust on behalf of the Fund, to place orders and issue instructions with respect to such transactions.  In all such purchases, sales and other transactions in securities and other investments with respect to the Portfolio, the Sub-advisor is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

The Sub-advisor shall vote all proxies for securities and exercise all other voting rights with respect to the securities in the Portfolio in accordance with the Sub-advisor’s written proxy voting policies and procedures.  The Sub-advisor shall not be responsible for advising or taking action, including filing proof of claim forms, on behalf of the Fund in any legal proceedings, including bankruptcies or class actions, involving securities held in or formerly held in the Portfolio or the issuers of those securities.

Consistent with Section 28(e) of the Securities and Exchange Act of 1934, as amended, the Sub-advisor may allocate brokerage to broker-dealers who provide brokerage or research services to the Sub-advisor, subject to the Sub-advisor’s determination in good faith that such broker-dealers’ commissions are reasonable in terms either of the particular transactions or of the overall responsibility of the Sub-advisor to the Fund and its other clients, and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term.  The Sub-advisor may aggregate sales and purchase orders of the assets of the Portfolio with similar orders being made simultaneously for other accounts advised by the Sub-advisor or its affiliates.  Whenever the Sub-advisor simultaneously places orders to purchase or sell the same asset on behalf of the Portfolio and one or more other accounts advised by the Sub-advisor, the Sub-advisor will allocate the order as to price and amount among all such accounts in a manner believed to be equitable over time to each account.  In no instance will securities and other investment assets be purchased from or sold to any affiliated person of the Advisor or Sub-advisor, except in accordance with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) and the rules and regulations thereunder.

(b)              The Sub-advisor will report to the Board at each meeting thereof as requested by the Advisor or the Board all material changes in the Portfolio since the prior report, and will also keep the Board and the Advisor informed of important developments affecting the Trust, the Fund and the Sub-advisor.  The Sub-advisor will also furnish the Board and the Advisor with such statistical and analytical information with respect to investments of the Portfolio as the Board or the Advisor reasonably may request.  In making purchases and sales of securities and other investment assets for the Portfolio, the Sub-advisor will comply with the policies and procedures set from time to time by the Board and communicated in writing to the Sub-advisor as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, Subchapter M of the Internal Revenue Code of 1986, as amended (the “IRC”), and other applicable laws and the investment objectives, policies and restrictions of the Fund.  The Sub-advisor agrees to notify the Advisor promptly of any violation by the Sub-advisor of the Charter Documents, Registration Statement or, in connection with the Sub-advisor’s provision of services to the Fund, any federal or state laws and regulations. The Sub-advisor agrees to provide the Advisor with certain quarterly reports, in a format as agreed upon by the Sub-advisor and the Advisor, to provide the Advisor with information to assist it in assessing the Fund’s compliance with certain legal and regulatory requirements.  Notwithstanding the preceding provision, the Advisor acknowledges and agrees that the Sub-advisor has no obligation or duty to monitor or ensure the Fund’s compliance with the requirements of the 1940 Act or the IRC, including but not limited to, the IRC diversification requirements for qualification as a regulated investment company under the IRC.

(c)           The Sub-advisor will report to the Board and the Advisor all material matters related to the Sub-advisor that would reasonably be expected to affect the Sub-advisor’s performance of services under this Agreement.  On an annual basis, the Sub-advisor shall report on its compliance with its Code and its compliance policies and procedures to the Advisor and to the Board and upon the written request of the Advisor or the Trust, the Sub-advisor shall permit the Advisor and the Trust or their respective representatives to examine the reports required to be made to the Sub-advisor under the Code and its compliance policies and procedures.  The Sub-advisor will notify the Advisor and the Trust in writing, as soon as reasonably practicable under the circumstances, of any change of control (as control is defined in the 1940 Act) of the Sub-advisor and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-advisor.

(d)           The Sub-advisor will maintain separate detailed records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act.  The Sub-advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-advisor pursuant to this Agreement required to be prepared and maintained by the Sub-advisor pursuant to applicable law.  To the extent required by law, the books and records pertaining to the Trust which are in possession of the Sub-advisor shall be the property of the Trust.  The Advisor and the Trust, or their respective representatives, shall have access to such books and records at all times during the Sub-advisor's normal business hours upon reasonable advance notice.  Upon the reasonable request of the Advisor or the Trust, copies of any such books and records shall be provided promptly by the Sub-advisor to the Advisor and the Trust, or their respective representatives.

(e)           The Sub-advisor will cooperate with the Fund’s independent public registered accounting firm and shall take reasonable action to make all necessary information in the Sub-advisor’s possession available to the accounting firm for the performance of the accounting firm’s duties.

(f)          The Sub-advisor will provide the Fund’s custodian and fund accountant on each business day with such information, which is in the Sub-advisor’s possession, relating to all transactions concerning the Portfolio’s assets under the Sub-advisor’s control as the custodian and fund accountant may reasonably require.  In accordance with procedures adopted by the Board, the Sub-advisor is responsible for assisting in the fair valuation of all Portfolio assets and will use its reasonable best efforts to arrange for the provision of prices from parties who are not affiliated persons of the Sub-advisor for each asset for which the Fund’s fund accountant does not obtain prices in the ordinary course of business.

(g)             For the purpose of complying with Rule 10f-3, Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable rule or regulation, the Sub-advisor will not, with respect to transactions in securities or other assets for the Portfolio, consult with any other sub-advisor to the Fund or any other series of the Trust, other than for the purpose of complying with the conditions of Rule12d3-1(a) and (b) under the 1940 Act.

(h)            At such times as shall be reasonably requested by the Board or the Advisor, the Sub-advisor will provide the Board and the Advisor with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Fund and make available to the Board and the Advisor any economic, statistical and investment services that the Sub-advisor generally makes available to its institutional or other customers.

(i)            The Sub-advisor shall review draft reports to shareholders, registration statements or amendments thereto or portions thereof that relate to the Sub-advisor, provide comments on such drafts on a timely basis, and provide certifications on a timely basis as to the accuracy of the information provided by the Sub-advisor and/or contained in such reports or other documents that relate to the Sub-advisor.

SECTION 4.  COMPENSATION; EXPENSES

(a)           In consideration of the foregoing, the Fund shall pay the Sub-advisor, in consideration for its management of the Portfolio, a fee as specified in Appendix A hereto.  Such fees shall be accrued daily and shall be payable monthly in arrears on the last business day of each calendar month for services performed hereunder during the prior calendar month.  If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  Upon the termination of this Agreement, the Fund shall pay to the Sub-advisor such compensation as shall be payable prior to the effective date of termination.

(b)           During the term of this Agreement, the Sub-advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its activities under this Agreement.  Except as the Sub-advisor may otherwise agree, the Sub-advisor shall not be responsible for the Trust’s, the Fund’s or the Advisor’s expenses, including any extraordinary and non-recurring expenses.

SECTION 5.  STANDARD OF CARE

(a)           The Sub-advisor shall not be liable to the Advisor, the Trust or the Fund hereunder for any error of judgment or mistake of law, or for any loss suffered by the Advisor or by the Fund or the Trust in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-advisor against any liability to the Advisor, the Trust or the Fund to which the Sub-advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-advisor's duties hereunder, or by reason of the Sub-advisor's reckless disregard of its obligations and duties hereunder.

(b)          Subject to Section 5(a) hereof, the Sub-advisor shall not be liable to the Advisor or the Trust for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund reasonably believed to have been made to the Sub-advisor by a duly authorized officer of the Advisor or the Trust; and (ii) the advice of counsel or accountants engaged by the Trust in respect of the Fund’s affairs; and (iii) any written instruction or certified copy of any resolution of the Board.

(c)           The Sub-advisor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

(a)           This Agreement shall become effective upon the receipt of Board Approval and Shareholder Approval.  “Board Approval” means the vote of a majority of the Trust's Board of Trustees, including the vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.  “Shareholder Approval” means the approval of this Agreement by the shareholders of the Fund in accordance with applicable law.

(b)           This Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by the vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

(c)           This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty by the Fund, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Sub-advisor, (ii) by the Advisor on 120 days’ written notice to the Sub-advisor or (iii) by the Sub-advisor on 120 days' written notice to the Trust and Advisor.  This Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the Advisory Agreement.

SECTION 7.  ACTIVITIES OF THE SUB-ADVISOR

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-advisor's right, or the right of any of the Sub-advisor's directors, officers or employees, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

SECTION 8.  REPRESENTATIONS OF SUB-ADVISOR.

The Sub-advisor represents and warrants to the Advisor that:

(a)           It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and will continue to be so registered for so long as this Agreement remains in effect;

(b)           It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

(c)           It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

(d)           It will promptly notify the Advisor and the Trust of the occurrence of any event that would disqualify the Sub-advisor from serving as an investment advisor of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Trustees of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Trust or of the Fund under this Agreement, and the Sub-advisor agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Sub-advisor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

SECTION 10.  USE OF NAME; CONFIDENTIALITY

(a)           The Advisor has agreed to include the name or identifying words “SSGA” or “State Street” in the name of the Fund.  Neither the Fund nor the Advisor shall, without the prior written consent of the Sub-advisor, make representations regarding or reference to the Sub-advisor or any of its affiliates in any disclosure document, advertisement, sales literature or other promotional materials (any such representations or references that have been so consented to by the Sub-advisor and as to which such consent has not been subsequently withdrawn by the Sub-advisor in its sole discretion, are referred to as “Permitted Promotional Uses”), except that the Fund and the Advisor may refer to the Sub-advisor as a sub-advisor to the Fund in any required regulatory filing.  The Sub-advisor grants to the Fund a limited, non-exclusive, revocable license to use the name or identifying words “SSGA” or “State Street” in the name of the Fund and in accordance with the Sub-advisor’s trademark usage guidelines communicated from the Sub-advisor to the Fund from time to time (the “Name License”).  The Sub-advisor grants to the Advisor, or a successor thereto or affiliate thereof, a limited, non-exclusive, revocable license to use and display the name “SSGA” or “State Street” in any Permitted Promotional Uses.  The Name License is conditioned upon the employment of the Sub-advisor, or a successor thereto or affiliate thereof, as the investment sub-advisor to the Fund, and may not be revoked by the Sub-advisor for so long as the Sub-advisor or a successor thereto or affiliate thereof, serves as investment sub-advisor to the Fund.  Any logo/branding combining either or both of the terms “SSGA” or “State Street” with a mark owned by the Fund will be subject to Sub-advisor’s prior approval, such approval not to be unreasonably withheld.  The Fund will ensure that the display of the terms “SSGA” or “State Street” will be in a format that keeps the two marks separate, e.g., with a space between the two marks in logo form or in text, distinctions between the fonts, font sizes and/or colors of the two marks, and separate trademark notices for the two marks.

(b)           The Fund and Advisor acknowledge that the Sub-advisor and its affiliates are the owners and licensees of all right, title and interest in and to the names or identifying words “SSGA” and “State Street” and all trademark rights therein and all goodwill of the business related thereto, and that all use of such names and trademarks by the Fund and the Advisor shall inure solely to the benefit of the Sub-advisor and its affiliates. Each of the Fund and the Advisor shall at no time take any action or do anything that is inconsistent with the Sub-advisor’s ownership of and/or interest in such names and trademarks, and acknowledge that it may not display such names or trademarks in any way except as provided herein or with the prior written permission of the Sub-advisor.   Sub-advisor and its affiliates hereby reserve all rights therein not expressly granted herein.  Nothing in this Agreement will prohibit or restrict Sub-advisor and its affiliates’ use thereof, including  use from time to time in other connections and for other purposes by the Sub-advisor and any of its affiliates.  The Sub-advisor may require the Fund and the Advisor to cease using “SSGA” or “State Street” in the name of the Fund if the Sub-advisor, any successor thereto or any affiliate thereof, ceases to be employed, for any reason, as investment sub-advisor of the Fund, and may require the Fund and the Advisor to cease using the terms “SSGA” or “State Street” and all related trademarks and logos if the Sub-advisor determines that either the Fund or the Advisor is using or displaying such names or trademarks in violation of any Permitted Promotional Uses or the Name License, and the Fund and/or Advisor do not cease such violations within 15 days of written notice by the Sub-advisor.  In the event of termination of the license herein, the Fund and the Advisor shall cause the Fund to promptly cease any and all use of the “SSGA” or “State Street” name and any name, mark, or domain name confusingly similar thereto with respect to the Fund.  This paragraph shall survive the termination of this Agreement.

(c)           The Sub-advisor will treat as proprietary and confidential any non-public information obtained in connection with its duties hereunder, including all records and information pertaining to the Fund and its prior, present or potential shareholders.  The Sub-advisor will not use such information for any purpose other than the performance of its responsibilities and duties hereunder.  Such information may not be disclosed to any third party (other than employees, agents or representatives of the Sub-advisor or the Fund, provided that the Sub-advisor shall be responsible for any disclosure of information by any such person as if the Sub-advisor had made such disclosure) except after prior notification to and approval in writing by the Advisor or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities or in connection with any legal process or proceeding.

(d)           The Advisor will treat as proprietary and confidential any non-public information or recommendation supplied by the Sub-advisor in connection with its duties hereunder and will not use any such information for any purpose other than the performance of its responsibilities and duties hereunder.  Such information may not be disclosed to any third party (other than employees, agents or representatives of the Advisor or the Fund, provided that the Advisor shall be responsible for any disclosure of information by any such person as if the Advisor had made such disclosure) except after prior notification to and approval in writing by the Sub-advisor or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities or in connection with any legal process or proceeding.

SECTION 11.  MISCELLANEOUS

(a)           No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Trust in the manner set forth in Section 6(b) hereof.

(b)           Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

(c)           This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d)           This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)           This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)           If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Advisor and Sub-advisor and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(g)           Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(h)           Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)           No affiliated person, employee, agent, director, officer or manager of the Sub-advisor shall be liable at law or in equity for the Sub-advisor’s obligations under this Agreement.

(j)            The terms "vote of a majority of the outstanding voting securities", "interested person", "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

(k)           Each of the undersigned warrants and represents that he or she has full power and authority to sign this Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

RAMIUS TRADING STRATEGIES LLC

__________________________
Name:
Title:

SSGA FUNDS MANAGEMENT INC.

__________________________
Name:
Title:

INVESTMENT MANAGERS SERIES TRUST,
solely in respect of its Ramius Trading Strategies Managed Futures Fund Series

__________________________
Name:
Title:

Appendix A
Sub-Advisory Fee with respect to the Portfolio:

Portfolio Assets	Tiered Management Fee (annual rate)
First $250,000,000	0.0825%
Second $250,000,000	0.0750%
Additional amounts over $500,000,000	0.0600%

The investment management fee is an annual rate computed and accrued on the daily balance of the Portfolio’s assets.

Minimum Annual Fee $18,750

A minimum annual investment management fee of $18,750 will apply with respect to each calendar year.  If the fees charged pursuant to the above scale have not met the minimum, a payment equal to the difference between the minimum annual investment management fee and the actual fees paid during such calendar year pursuant to this Appendix A will be paid to the Sub-advisor by the Fund.  The minimum annual investment management fee becomes effective the date this Agreement becomes effective.  Should the Sub-advisor discontinue providing its services hereunder for any reason prior to the calendar year-end or in the event the Sub-advisor provides its services for only a portion of the calendar year, this annual minimum will be applied on a pro-rata basis for the relevant period.